Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sunshine Bancorp, Inc. of our report dated March 24, 2017, relating to the consolidated financial statements of Sunshine Bancorp, Inc. and Subsidiary appearing in the Annual Report on Form 10-K as of and for the years ended December 31, 2016 and 2015 (File No. 001-36539).

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
July 13, 2017